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                                                                    EXHIBIT 4.11




                      AMENDED AND RESTATED CREDIT AGREEMENT
                               (364 Day Agreement)


        AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 1, 1999 amending and restating the $100,000,000 364 Day Credit Agreement dated as of January 13, 1999 among UNOVA, Inc. (the "BORROWER"), the BANKS party thereto (the "BANKS"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

                              W I T N E S S E T H :

        WHEREAS, the parties hereto desire to amend the Existing Agreement as set forth herein and to restate the Existing Agreement in its entirety to read as set forth in the Existing Agreement and the amendments set forth below; and

        WHEREAS, at the date hereof, there are no Loans outstanding under the Existing Agreement;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Existing Agreement has the meaning assigned to such term in the Existing Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Existing Agreement shall from and after the date hereof refer to the Existing Agreement as amended and restated hereby. The term "Notes" defined in the Agreement shall include from and after the date hereof the New Notes. The following terms, as used herein, have the following meanings:

        "Agreement" means the Existing Agreement as amended and restated by this Amendment and Restatement.

        "Existing Agreement" means the $100,000,000 364 Day Credit Agreement dated as of January 13, 1999 among UNOVA, Inc., the Banks listed therein, and Morgan Guaranty Trust Company of New York, as Agent.


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        "New Bank" has the meaning set forth in Section 3 of this  Amendment and
Restatement.

        "New Notes" has the meaning set forth in Section 6 of this Amendment and Restatement.

        "Restatement Effective Date" means the date this Amendment and Restatement becomes effective in accordance with Section 6 hereof.

        SECTION 2.  Amendment of the Existing Agreement.

       (a) The definitions of "Borrower's 1997 Form 10-K" and "Borrower's Latest Form 10-Q" are replaced with the following definitions, respectively:

               "Borrower's 1998 Form 10-K" means the Borrower's annual report on Form 10-K for 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

               "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended September 30, 1999, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

       (b) The definition of "Termination Date" is amended to read as follows:

             "Termination Date" means November 29, 2000 (or if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

        (c) Section 2.07(a) is amended to read as set forth below:

               Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate plus the Base Rate Margin for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

             "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.


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

       (d) The reference to December 31, 1997 in Section 4.04(a) is changed to December 31, 1998.

       (e) The date September 30, 1998 appearing in Sections 4.04(b) and 4.04(c) is changed to September 30, 1999.

       (f) Section 5.05, Leverage Ratio, is amended to read as follows:

               "The Leverage Ratio will at no time exceed 3.95 to 1.0."

       (g) The Pricing Schedule annexed to this Amendment and Restatement is hereby substituted for the Pricing Schedule annexed to the Existing Agreement.

        SECTION 3. Change in Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with Section 6 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Existing Agreement (a "NEW BANK") shall become a Bank party to the Agreement and (ii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof. Any Bank whose Commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts payable under the Existing Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Sections 8.03, 8.04 and 11.03 of the Agreement shall continue to inure to the benefit of each such Bank.

        SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants that as of the Restatement Effective Date and after giving effect thereto:

        (a)  no Default has occurred and is continuing; and

        (b) each representation and warranty of the Borrower set forth in the Agreement is true and correct as though made on and as of such date.

        SECTION 5. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 6. Counterpart; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective, and the Existing Agreement shall be amended and restated as set forth herein to read as set

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forth in the Existing Agreement with the amendments set forth herein, on the date that each of the following conditions shall have been satisfied:

               (i) receipt by the Agent of duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

               (ii) receipt by the Agent of a duly executed Note for each of the New Banks (a "NEW NOTE"), dated on or before the date of effectiveness hereof and otherwise in compliance with Section 2.05 of the Existing Agreement;

               (iii) receipt by the Agent of an opinion of the General Counsel or the Deputy General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Agent), substantially to the effect of Exhibit E to the Existing Agreement with reference to this Amendment and Restatement, the Existing Agreement and the New Notes; and

               (iv) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Amendment and Restatement shall not become effective or binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 15, 1999. The Agent shall promptly notify the Borrower and the Banks of the Restatement Effective Date, and such notice shall be conclusive and binding on all parties hereto.



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

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    UNOVA, Inc.


                                    By: /s/ Elmer C. Hull Jr.
                                        -------------------------------------
                                        Title: Vice President and Treasurer


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

Commitments

$25,000,000                         DEUTSCHE BANK AG
                                    NEW YORK BRANCH AND/OR
                                    CAYMAN ISLANDS BRANCH


                                    By: /s/ Hans-Josef Thiele
                                        ----------------------------------------
                                        Title: Director


                                    By: /s/ Oliver Schwarz
                                        ----------------------------------------
                                        Title: Assistant Vice President



$20,000,000                         ABN AMRO BANK N.V.


                                    By: /s/ John A. Miller
                                        ----------------------------------------
                                        Title: Group Vice President


                                    By: /s/ Delia B. Fance
                                        ----------------------------------------
                                        Title: Vice President



$20,000,000                         CITICORP USA, INC.


                                    By: /s/ George E. Moyer, Jr.
                                        ----------------------------------------
                                        Title: Vice President


                                       6
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$11,000,000                         MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK


                                    By: /s/ Robert Bottamedi
                                        ----------------------------------------
                                        Title: Vice President


$8,000,000                          BANK ONE, NA
                                    (FKA THE FIRST NATIONAL BANK OF
                                    CHICAGO)


                                    By: /s/ Kandis A. Jaffrey
                                        ----------------------------------------
                                        Title: Vice President


$8,000,000                          CREDIT SUISSE FIRST BOSTON


                                    By: /s/ Thomas G. Muoio
                                        ----------------------------------------
                                        Title: Vice President


                                    By: /s/ Jennifer E. Toth
                                        ----------------------------------------
                                        Title: Analyst


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$8,000,000                          DRESDNER BANK AG,
                                    NEW YORK AND GRAND CAYMAN
                                    BRANCHES


                                    By: /s/ A. Richard Morris
                                        ----------------------------------------
                                        Title: First Vice President


                                    By: /s/ Deborah Slusarczyk
                                        ----------------------------------------
                                        Title: Vice President


$0                                  MELLON BANK, N.A.


                                    By: /s/ Lawrence C. Ivey
                                        ----------------------------------------
                                        Title: Vice President




-----------------
Total Commitments

$100,000,000
=================


                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK, as Agent


                                    By: /s/ Robert Bottamedi
                                        ----------------------------------------
                                        Title: Vice President




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                                                                       EXHIBIT A

                                PRICING SCHEDULE


        The "EURO-DOLLAR MARGIN", "CD MARGIN", "BASE RATE MARGIN" and "FACILITY FEE RATE" for any day are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:


-----------------------------------------------------------------------------------------------------
                        Level       Level        Level        Level          Level         Level
       Pricing            I          II           III           IV             V             VI
-----------------------------------------------------------------------------------------------------
Euro-Dollar Margin
      Usage <25%
      Usage =>25%        .34%       .42%         .525%        .625%          .975%         1.30%
                         .44%       .545%        .65%          .75%          .975%         1.30%
-----------------------------------------------------------------------------------------------------
CD Margin
      Usage <25%        .465%       .545%        .65%          .75%          1.10%         1.425%
      Usage =>25%       .565%       .67%         .775%        .875%          1.10%         1.425%
-----------------------------------------------------------------------------------------------------
Base Rate Margin         .00%       .00%         .00%          .00%          .00%           .50%
-----------------------------------------------------------------------------------------------------
Facility Fee Rate        .06%       .08%         .10%         .125%          .15%           .20%
-----------------------------------------------------------------------------------------------------


        For purposes of this Schedule, the following terms have the following meanings:

        "LEVEL I PRICING" applies at any date if, at such date, the Borrower's senior unsecured debt is rated A/A2 or higher by at least two Rating Agencies.

        "LEVEL II PRICING" applies at any date if, at such date, (i) the Borrower's senior unsecured debt is rated A-/A3 or higher by at least two Rating Agencies and (ii) Level I Pricing does not apply at such date.

        "LEVEL III PRICING" applies at any date if, at such date, (i) the Borrower's senior unsecured debt is rated BBB+/Baa1 or higher by at least two Rating Agencies and (ii) neither Level I Pricing nor Level II Pricing applies at such date.

        "LEVEL IV PRICING" applies at any date if, at such date, (i) the Borrower's senior unsecured debt is rated BBB/Baa2 or higher by at least two Rating Agencies and (ii) none of Level I Pricing, Level II Pricing or Level III Pricing applies at such date.



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        "LEVEL V PRICING" applies at any date if, at such date, (i) the
Borrower's senior unsecured debt is rated BBB-/Baa3 or higher by at least two Rating Agencies and (ii) none of Level I Pricing, Level II Pricing, Level III Pricing or Level IV Pricing applies at such date.

        "LEVEL VI PRICING" applies at any date, if at the close of business on such date, none of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing applies.

        "PRICING" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing or Level VI Pricing applies at any date.

        The "USAGE" applicable to any date is the percentage equivalent of a fraction the numerator of which is the aggregate outstanding principal amount of the Loans at such date and the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans remain outstanding following the termination of the Commitments, Usage will be deemed to be 25% or more.

        The credit ratings to be utilized for purposes of determining a Pricing hereunder are those assigned to the senior unsecured long-term debt of the Borrower without third-party credit enhancement, and any rating assigned to any other debt of the Borrower shall be disregarded; provided that if at any time the Borrower's senior unsecured long-term debt is rated by exactly two Rating Agencies and the ratings assigned to such debt by such two Rating Agencies are more than one full rating category apart, Pricing shall be determined based on a rating one category higher than the lower of such two ratings (e.g., if the S&P rating is A+, the Moody's rating is Baa1 and there is no D&P rating, then Level II Pricing shall exist); provided further that if at any time the Borrower's senior unsecured long-term debt, without third party credit enhancement, is not rated by at least two Rating Agencies, then Pricing shall be Level VI Pricing. The rating in effect at any date is that in effect at the close of business on such date.


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